PATIENT SAFETY TECHNOLOGIES, INC.

SECURED CONVERTIBLE NOTE AND WARRANT
PURCHASE AGREEMENT

This Secured Convertible Note and Warrant Purchase Agreement (this “Agreement”) is made as of the 8th day of September, 2006 by and between Patient Safety Technologies, Inc., a Delaware corporation (“PST” or the “Company”), and Steven J. Caspi, an individual (the “Purchaser”).

RECITALS

A. The Company desires to issue and sell, and the Purchaser desires to purchase from the Company (i) a secured convertible promissory note in the form attached to this Agreement as Exhibit A (the “Note”), which Note shall be convertible on the terms stated therein into common stock of the Company, or into common stock of its subsidiary SurgiCount Medical, Inc. (“SurgiCount”), a California corporation, at such time as the Company elects to take a direct equity investment in SurgiCount, (ii) a warrant to purchase common stock of the Company in the form attached to this Agreement as Exhibit B (the “PST Warrant”), and (iii) a warrant to purchase common stock of SurgiCount, at such time as the Company elects to take a direct equity investment in SurgiCount, in the form attached to this Agreement as Exhibit C (the “SurgiCount Warrant”) (together, the PST Warrant and the SurgiCount Warrant are referred to herein as “the Warrants”). The Note, Warrants and shares of common stock issuable upon conversion or exercise thereof are collectively referred to herein as the “Securities”.

B. The Company desires to provide certain rights to register for resale the shares of common stock issuable to the Purchaser upon the conversion of the Note and/or exercise of the Warrants, in the form of “piggyback rights,” which are set forth in the Note.

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1. Purchase and Sale of Note and Warrants.

(a) Sale and Issuance of Note and Warrants. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase and the Company agrees to sell and issue to the Purchaser the Note in the principal amount of $1,495,280.89, the PST Warrant for the purchase of up to $312,500 in common stock of the Company, par value $0.33 per share (the “Common Stock”), and the SurgiCount Warrant for the purchase of shares in SurgiCount at an exercise price to be determined at such time as the Company elects to take a direct equity investment in SurgiCount, such that the total number of shares multiplied by the exercise price does not exceed $312,500; or, a combination of PST and SurgiCount common stock purchased under the two Warrants such that in the aggregate, the total investment in common stock of the two companies does not exceed $312,500, as further described in the Warrants. The purchase price of the Note shall be equal to 100% of the principal amount of the Note, and the purchase price of the Warrants shall be $1.00 each.

(b) Closing; Delivery. The purchase and sale of the Note and the Warrants shall take place at the offices of the Company on October ___, 2006, or at such other time and place as the Company and the Purchaser mutually agree, orally or in writing (which time and place are designated as the “Closing”). At the Closing, the Company shall deliver to the Purchaser the Note and the Warrants and other certain agreements against payment of the purchase price.

2. Security Interest. The indebtedness represented by the Note (the “Obligations”) is to be secured by personal property owned by the Company consisting of a) equity securities identified in the pledge agreement between the Company and the Purchaser in the form attached to this Agreement as Exhibit D (the “Pledge Agreement”), and b) the Note and Mortgage held by Ault Glazer Capital Partners, LLC (formerly Ault Glazer Bodnar Acquisition Fund, LLC) on each of the properties known as Trussville and Roebuck, owned by one of the Company’s subsidiaries and to be collaterally assigned to Purchaser. The securities pledged pursuant to the Pledge Agreement are maintained with Ault Glazer Bodnar Securities, LLC (“AGB Securities”). In addition, the Company has pledged (i) 8.5 acres of undeveloped land it owns in Heber Springs, Arkansas, to be encumbered by a mortgage (the “Arkansas Mortgage”), (ii) 0.71 acres of undeveloped land it owns in Springfield, Tennessee, to be encumbered by a Deed of Trust (the “Tennessee Deed of Trust”), (iii) 5 acres of undeveloped land owned through its subsidiary Automotive Services Group, Inc., as sole member of Automotive Services Group, LLC (“ASG”), the record owner of the property, located in Trussville, Alabama, to be encumbered by a mortgage (the “Alabama Mortgage”), (iv) Lot with carwash structure owned by ASG, located in Birmingham, Alabama, also to be encumbered by the Alabama Mortgage, and (iv) 1.10 acres of undeveloped land owned by ASG, located in Tuscaloosa, Alabama, also to be encumbered by the Alabama Mortgage. Purchaser holds an existing mortgage on the Tuscaloosa property (the “Tuscaloosa Mortgage”) and as an accommodation, the parties have further agreed to modify the existing Tuscaloosa Mortgage by adding as additional security the other two Alabama properties referenced above, located in Birmingham and Trussville, Alabama. In the alternative, since the existing loan on the Tuscaloosa property is in default, the parties may agree, if the default cannot be cured, to deed the Tuscaloosa property to the Purchaser via a deed in lieu of foreclosure, at which time the Purchaser’s existing loan on the Tuscaloosa property shall be deemed extinguished and the property shall be released as security under Alabama Mortgage. If the Purchaser then sells the Tuscaloosa property for less than the principal amount of the Purchaser’s loan on the property, the Company will makeup the shortfall either in cash or in Common Stock, and if via Common Stock, at the Value Weighted Average Price determined for the five (5) days immediately prior to the sale (subject to a $1.25/share floor).

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that as of the date this Agreement is executed and delivered and as of the Closing, except as set forth on a Schedule of Exceptions attached hereto as Exhibit E, specifically identifying the relevant subsection hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

3.1 Organization, Good Standing and Qualification.

(a) The Company and each Subsidiary (defined below) is duly organized, validly existing and in good standing under the laws of their respective state of incorporation, and each of them has all requisite corporate power and authority to own their respective assets and properties and to carry on their respective businesses as now conducted and as proposed to be conducted. The Company does not own, directly or indirectly, any equity interest in any corporation, partnership, joint venture or other entity, except for (a) those entities identified as subsidiaries of the Company in Exhibit 21.1 to the Form 10-K (collectively, the “Subsidiaries”) filed by the Company with the Securities and Exchange Commission (the “SEC”) for the year ended December 31, 2005 (the “Form 10-K”), and (b) those interests in entities identified in Section 3.1 of the Schedule of Exceptions. The Company and each Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

(b) For purposes of this Agreement, the term “Material Adverse Effect” shall mean, with respect to any entity, any event, change or effect that, when taken individually or together with all other adverse events, changes and effects, is or is reasonably likely (a) to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations of that entity and its subsidiaries, taken as a whole, or (b) to prevent, have an adverse effect on or materially delay consummation of any of the transactions contemplated by any of the Transaction Documents or any entity’s performance of its obligations under any of the Transaction Documents.

3.2 Authorization.

(a) All corporate action necessary on the part of the Company for the authorization, execution and delivery of this Agreement, the Note, the Warrants, the Pledge Agreement, the Arkansas Mortgage, the Tennessee Deed of Trust, the Alabama Mortgage, the collateral assignments of the Trussville and Roebuck Mortgages, the modification of the Tuscaloosa Mortgage (if any), and any other documents or instruments required pursuant to any such agreement (collectively, the “Transaction Documents”), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Securities has been taken. Each of the Transaction Documents, when executed and delivered, shall constitute the valid and legally binding obligations of the Company, in each case enforceable against the Company in accordance with its respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Except for such filings, permits, consents and approvals which, if not obtained or made, are not reasonably expected to have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole, no filing with or notice to, and no permit, authorization, consent or approval of, any governmental agency or authority is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

(c) The Board of Directors of the Company, by the requisite unanimous written consent or by vote of those present (who constituted a quorum of the directors then in office), with no dissenting votes, has duly and validly authorized the execution and delivery of the Transaction Documents and approved the consummation of the transactions contemplated hereby.

(d) The approval of any of the Transaction Documents and the transactions contemplated thereby is not required by any of the stockholders of the Company.

3.3 Capitalization; Valuation.

(a) The authorized capital stock of the Company consists of:

(i) 1,000,000 shares of Convertible Preferred Stock, par value $1.00 per share, of which 10,950 shares are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Convertible Preferred Stock have been duly authorized, and are fully paid and nonassessable and issued in compliance with all applicable foreign, federal and state securities laws. The rights, privileges and preferences of the Convertible Preferred Stock are as stated in the Amended and Restated Certificate of Incorporation of the Company filed as an exhibit to the Form 10-K (the “Restated Certificate”).

(ii) 25,000,000 shares of Common Stock, of which approximately 6,260,048 shares are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, and are fully paid and nonassessable and issued in compliance with all applicable foreign, federal and state securities laws. The Company has reserved sufficient shares of Common Stock for issuance (x) upon exercise of the Warrants and (y) upon conversion of the Note.

(iii) The Company has reserved 2,500,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to the Company’s stock option plan (the “Stock Plan”). Of such reserved shares of Common Stock, 759,143 shares have been issued pursuant to restricted stock purchase agreements and options to purchase 1,724,000 shares have been granted.

(iv) Except for (A) the Warrants, (B) the Note, (C) the conversion privileges of the Preferred Stock, (D) the stock reserved for issuance pursuant to the Stock Plan, and except as described on the Schedule of Exceptions, there are no outstanding options, warrants, rights (including conversion or preemptive rights or rights of first refusal or similar rights) or agreements, orally or in writing, related to the purchase or acquisition of any shares of Company’s capital stock except to Charles J. Kalina, who holds a $250,000 Promissory Note convertible into 83,333.33 shares of common stock at a conversion price of $3.00 per share. In addition, the Company has received advances from Ault Glazer Capital Partners, LLC, pursuant to a Revolving Line of Credit Agreement, and as of September 8, 2006, the balance is $268,990, convertible at $3.10/share, or 86,771 shares. Also as of September 8, 2006, a total of 2,597,641 warrants, at exercise prices ranging from $1.25 to $6.05, remain outstanding. There are no rights of first refusal or similar rights, except those in favor of the Purchaser.

3.4 Valid Issuance of Securities. The shares of Common Stock that are issuable upon conversion of the Note or exercise of the Warrants have been duly and validly reserved for issuance, and when issued, sold and delivered in accordance with the terms thereof for the consideration expressed therein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer, other than as set forth in applicable state and federal securities laws. Based in part upon the representations of the Purchaser in this Agreement, such shares of Common Stock will be issued in compliance with all applicable state and federal securities laws.

3.5 Consents and Defaults.

(a) The execution, delivery and performance of each of the Transaction Documents and the consummation of the transactions contemplated by each of them will not result in any violation of or conflict with, constitute a default under (with or without due notice or lapse of time or both), require any consent, waiver or notice under any term, or result in the reduction or loss of any benefit or the creation or acceleration of any right or obligation (including any termination rights) under (i) the charter, certificate or articles of incorporation, bylaws or operating agreement (or other similar organizational or governing instruments) of the Company or any of the Subsidiaries, (ii) any agreement, note, bond, mortgage, indenture, contract, lease, permit or other obligation or right to which the Company or any of the Subsidiaries is a party or by which any of the assets or properties of the Company or any of the Subsidiaries is bound, other than the Promissory Note dated May 1, 2006 in favor of the Herbert Langsam Revocable Trust, which consent has been obtained, or (iii) any applicable domestic or foreign law or legal requirement, except in the case of clauses (ii) and (iii) where any of the foregoing is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

(b) Neither the Company nor any of the Subsidiaries is in violation of any term of its charter, certificate or articles of incorporation, bylaws or operating agreement (or other similar organizational or governing instruments).

3.6 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of the Subsidiaries that questions the validity of any Transaction Document or the right of the Company to enter into any such agreement to which such person is a party, to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in a Material Adverse Effect on the Company and the Subsidiaries taken as a whole, or any change in the current equity ownership of any of them (except as contemplated herein), nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to, and will not become a party or become subject to, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that might result in a Material Adverse Effect on the Company (and the Subsidiaries taken as a whole) as long as the Company does not default on payments due under a Settlement Agreement in the lawsuit referenced in the Schedule of Exceptions hereto as Winstar v. PST in the aggregate of $750,000.00 ($150,000.00 of which has already been paid, the remainder due in a series of milestone payments by July 1, 2007). The Settlement Agreement is currently pending approval by a federal Bankruptcy Court in New York. Should PST default, the original obligation of $1,200,000.00 will become immediately due and payable. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

3.7 SEC Reports; Financial Statements.

(a) Since January 1, 2003, the Company (including its predecessors, if applicable) has filed all forms, reports and documents with the SEC required to be filed by it under the Securities Act of 1933, as amended (“Securities Act”), and the Securities Exchange Act of 1934, as amended (“Exchange Act”) (collectively, the “Company SEC Reports”), each of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such Company SEC Reports were filed.

(b) None of the Company SEC Reports contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent amended prior to the date hereof by a subsequently filed Company SEC Report. The consolidated financial statements of the Company and any separate financial information relating to the Company included in the Company SEC Reports (the “Company Filed Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC in respect thereof.

(c) The Company Filed Financial Statements contained in each of the Company SEC Reports (i) are true, accurate and complete in all respects; (ii) are consistent with the books and records of Company; (iii) present fairly and accurately the financial condition of the Company and the Subsidiaries, as appropriate, as of the respective dates thereof and the results of operations, changes in stockholder’s equity and cash flows of each of them for the periods covered thereby; and (iv) have been prepared in accordance with generally accepted accounting principles (“GAAP”), applied on a consistent basis throughout the periods covered, except as disclosed therein; provided, however, that the Company Balance Sheet may not contain all of the footnotes required by GAAP, and may be subject to normal adjustments consistent with past practice which are not material individually or in the aggregate. All reserves established by the Company and set forth in the Company Filed Financial Statements are adequate for the purposes for which they were established.

(d) Since the date of the financial statements contained in the Company’s Form 10-Q filed with the SEC for the quarter ended June 30, 2006 (the “Form 10-Q”) (such date, the “Company Balance Sheet Date”), there has not been any change, or any application or request for any change, by the Company or any of the Subsidiaries in accounting principles, methods or policies for financial accounting purposes, other than as a result of any changes under GAAP or other relevant accounting principles.

(e)  The Company is in compliance with the provisions of the Sarbanes-Oxley Act of 2002 as applicable to it as of the date hereof.

3.8 Books and Records.

(a) The books, records and accounts of the Company and its Subsidiaries, in all material respects, (i) have been maintained in accordance with good business practices on a basis consistent with prior years; (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; and (iii) accurately and fairly reflect the basis for the financial statements pertaining to the Company and the Subsidiaries contained in the Company SEC Reports and the Company Filed Financial Statements.

(b) The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; and (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP; and (B) to maintain accountability for assets.

(c) The Company maintains a system of disclosure controls and procedures that comply with Rules 13a-14 and 13a-15 of the Exchange Act (as in effect on the date of this Agreement) and that are designed to ensure that information required to be disclosed by the Company in its reports or other documents filed with or furnished to the SEC is recorded, processed, summarized and reported within the time periods required by the SEC’s rules and forms, including, without limitation, controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s senior management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions by Company regarding required disclosure.

3.9 No Undisclosed Liabilities. There are no material liabilities of the Company or any of the Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which are required to be reflected in its financial statements (or in the notes thereto) in accordance with GAAP, other than (a) liabilities disclosed, provided for or reserved against in the financial statements contained in the Form 10-Q or in the notes thereto; (b) liabilities arising in the ordinary course of business after the Company Balance Sheet Date or which arose in the ordinary course of business prior to the Company Balance Sheet Date but were not required to be disclosed, provided for or reserved against in the financial statements contained in the Form 10-Q; and (c) liabilities arising under this Agreement.

3.10 Absence of Changes. Except as contemplated by this Agreement or as disclosed in the Company SEC Reports filed prior to the date hereof, since the Company Balance Sheet Date, the Company and the Subsidiaries have conducted their business in the ordinary and usual course consistent with past practice and there has not been:

(a) any event, occurrence or development which had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and the Subsidiaries taken as a whole;

(b) any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company or (except to the Company or other Subsidiaries) any Subsidiary, any split, combination or reclassification of any shares of capital stock of the Company or any Subsidiary, or any repurchase, redemption or other acquisition by the Company or any of the Subsidiaries of any securities of the Company or any of the Subsidiaries;

(c) any amendment or change to the charter, certificate or articles of incorporation, operating agreement or bylaws (or other similar organizational or governing instrument) of the Company or any of the Subsidiaries, or any amendment of any term of any outstanding security of the Company or any of the Subsidiaries that would materially increase the obligations of the Company or any such subsidiary under such security;

(d) (i) any incurrence or assumption by the Company or any of the Subsidiaries of any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) except in the ordinary and usual course of business consistent with past practice, or (ii) any guarantee, endorsement, or other incurrence or assumption of liability (whether directly, contingently or otherwise) by the Company or any of the Subsidiaries for the obligations of any other person (other than any wholly owned subsidiary of the Company), other than in the ordinary and usual course of business consistent with past practice;

(e) any creation or assumption by the Company or any of the Subsidiaries of any lien or encumbrance on any material asset of the Company or any of the Subsidiaries other than in the ordinary and usual course of business consistent with past practice;

(f) any making of any loan, advance or capital contribution to or investment in any person by the Company or any of the Subsidiaries other than (i) loans, advances or capital contributions to or investments in wholly owned subsidiaries of the Company; (ii) loans or advances to employees of the Company or any of the Subsidiaries in the ordinary and usual course of business consistent with past practice; or (iii) extensions of credit to customers in the ordinary and usual course of business consistent with past practice;

(g) any contract or agreement entered into by the Company or any of the Subsidiaries on or prior to the date hereof relating to any material acquisition or disposition of any assets or business, other than contracts or agreements in the ordinary and usual course of business consistent with past practice and those contemplated by this Agreement;

(h) any modification, amendment, assignment, termination or relinquishment by the Company or any of the Subsidiaries of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that is reasonably expected to have a Material Adverse Effect, after taking into account the benefit of the consideration, if any, received in exchange for agreeing to such modification, amendment, assignment, termination or relinquishment, on the Company and the Subsidiaries taken as a whole;

(i) any material change in any method of accounting or accounting principles or practice by the Company or any of the Subsidiaries, except for any such change required by reason of a change in GAAP, which change has been consistently applied;

(j) any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any of the Subsidiaries; (ii) entering into of any employment, deferred compensation, severance, consulting, termination or other similar agreement (or any change or amendment to any such existing agreement) with any director, officer, employee, agent or other similar representative of the Company or any of the Subsidiaries (collectively, “Company Employment Agreements”) whose annual cash compensation exceeds $100,000, other than changes or amendments that (A) do not and will not result in increases, in the aggregate, of more than five percent in the salary, wages or other compensation of any such person and (B) are otherwise consistent with clause (iv) below; (iii) increase in benefits payable under any existing severance or termination pay policies or Company Employment Agreements; or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of the Subsidiaries other than, in the case of clauses (ii) and (iv) only, increases prior to the date hereof in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of the Subsidiaries in the ordinary and usual course of business consistent with past practice or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices; or

(k) any (i) making or revoking of any material election relating to taxes; (ii) settlement or compromise of any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes; or (iii) change to any material methods of reporting income or deductions for federal income tax purposes.

3.11 Compliance with Applicable Law; Permits. The Company and each of the Subsidiaries hold all permits, licenses, variances, exemptions, orders, and approvals of all governmental entities necessary for the lawful conduct of their respective businesses (“Company Permits”), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and the Subsidiaries taken as a whole. The Company and each of the Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to comply is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and the Subsidiaries taken as a whole. The businesses and operations of the Company and the Subsidiaries comply in all respects with the requirements of all laws, rules and regulations applicable to the Company or the Subsidiaries, except where the failure to so comply is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

3.12 Proprietary Assets.

(a) The Company and each Subsidiary has full title and ownership of, or has a license to, or can obtain upon reasonable terms and conditions sufficient rights to, all patents, patent applications, trademarks, service marks, trade names, copyrights, moral rights, maskworks, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights and know-how and processes (collectively, the “Proprietary Assets”) necessary to enable each of them to carry on their businesses as now conducted and as presently proposed to be conducted without any conflict with, or infringement of, the rights of others.

(b) Neither the Company nor any Subsidiary has violated or infringed and is not currently violating or infringing, and neither the Company nor any Subsidiary has received any communications alleging that either of them (or any of their employees or consultants) has violated or infringed, or, by conducting its business as proposed would violate or infringe, any Proprietary Assets of any other person or entity. No third party has any ownership right, title, interest, claim in or lien on any of the Proprietary Assets of the Company or any Subsidiary, and the Company and each Subsidiary has taken, and in the future will use best efforts to take, all steps reasonably necessary to preserve their legal rights in, and the secrecy of, all of their Proprietary Assets, except those for which disclosure is required for legitimate business or legal reasons.

(c) Neither the Company nor any Subsidiary has received any communications alleging that it or any of its employees or consultants has violated or, by conducting its business as proposed, would violate any Proprietary Assets of any other person or entity. Neither the Company nor any Subsidiary is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interest of the Company or the Subsidiary or that would conflict with the business of the Company or Subsidiary as proposed to be conducted.

3.13 Tax Matters.

(a) As of September 8, 2006, the Company has timely filed (or has had timely filed) all Tax Returns required to be filed by it (or on its behalf). All such Tax Returns are true, complete and correct in all respects. The Company has paid all Taxes due for the periods covered by such Tax Returns (whether or not shown on or reportable on such Tax Returns) or with respect to any period prior to the date of this Agreement. There are no liens on any of the assets of the Company with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that the Company is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

(b) The Company Financial Statements contained in the Form 10-K and Form 10-Q reflect adequate reserves for all Taxes payable by the Company for all Taxable periods and portions thereof through the dates thereof.

(c) No deficiencies for any Taxes have been proposed, asserted, or assessed (either in writing or verbally, formally or informally) or are expected to be proposed, asserted, or assessed against the Company that have not been fully paid or adequately provided for in the appropriate financial statements of the Company, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney still in effect in respect of any Taxes has been executed or filed with any taxing authority. The Company has not received notice (either in writing or verbally, formally or informally) or expects to receive notice that it has not filed a Tax Return or paid Taxes required to be filed or paid by it. The Tax Returns of the Company have never been audited by a government or taxing authority, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally). No waiver or extension of any statute of limitations is in effect with respect to Taxes or Tax Returns of the Company. The Company has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Internal Revenue Code of 1986, as amended.

(d) The Company has complied in all respects with all requirements applicable to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authority all material amounts required to be so withheld and paid over for all periods under all applicable Legal Requirements.

(e) No federal, state, local, or foreign audits or other administrative proceedings or court proceedings are presently pending in respect of any Taxes or Tax Returns of the Company and the Company has not received notice (either in writing or verbally, formally or informally) of any pending audit or proceeding in respect of any Taxes or Tax Returns.

(f) For purposes of this Section 3.13, (i) the term “Tax” or “Taxes” means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers’ compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the Company is required to pay, withhold or collect; and (ii) the term “Tax Return” means any report, return, document, declaration, or any other information or filing required to be supplied to any taxing authority or jurisdiction (domestic or foreign) in respect of Taxes, including, information returns, any document in respect of or accompanying payments or estimated Taxes, or in respect of or accompanying requests for the extension of time in which to file any such report, return document, declaration, or other information, including amendments thereof and attachments thereto.

3.14 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as set forth in Section 3.14 of the Schedule of Exceptions, the Company has not, in the 12 months preceding the date hereof, received notice from the Over the Counter Bulletin Board, Nasdaq or any trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market. The Company is in compliance with all such listing and maintenance requirements at this time.

3.15 Registration Rights and Voting Rights. Except as set forth in Section 3.15 of the Schedule of Exceptions, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any other person or entity. No stockholders of the Company or of the Subsidiary have entered into any agreements with respect to the voting of shares of capital stock of the Company or of the Subsidiary.

3.16 Private Placement. Subject in part to the truth and accuracy of the Purchaser’s representations set forth in this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement, and the issuance of shares of Common Stock upon conversion of the Note and exercise of the Warrants, is or will be exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.17 Full Disclosure.

(a) The Company has provided Purchaser with all the information available to it that (i) Purchaser has requested of the Company for deciding whether to enter into this Agreement and effect the transactions contemplated hereby and (ii) which the Company believes is reasonably necessary to enable the Purchaser to decide whether to acquire the Securities. None of the Company’s representations or warranties in any of the Transaction Documents or any other agreements, nor any written information or statements or certificates made or delivered by the Company in connection herewith, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

(b) There is no fact or series of related facts known to the Company that has specific application to the Company and that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, or (as far as the Company can reasonably foresee) that could materially adversely affect the assets, liabilities, business, prospects, financial condition, operations, or results of operations of the Company, that has not been set forth in this Agreement.

3.18 Brokers. Except for AGB Securities, no broker, finder, investment banker or other person is entitled to receive from the Company or any Subsidiary any brokerage, finder’s or other fee or commission or expense reimbursement in connection with any of the Transaction Documents or any of the transactions contemplated thereby.

4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company and the Subsidiary that:

(a) Accredited Investor. The Purchaser is an accredited investor, as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(b) Authorization. The Transaction Documents, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(c) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. The Purchaser represents that it has full power and authority to enter into this Agreement. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

(d) Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Registration Rights Agreement. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect its own interests in connection with the purchase of the Securities.

(e) Restrictions and Legends. None of the shares of the Securities shall be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of unless one of the following events shall have occurred: (i) such securities are disposed of pursuant to and in conformity with an effective registration statement filed with the SEC pursuant to the Securities Act or pursuant to Rule 144 of the SEC thereunder; or (ii) the seller shall have delivered to the Company a written opinion by counsel which is reasonably acceptable to the Company to the effect that the proposed transfer is exempt from the registration and prospectus delivery requirements of the Securities Act. The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, EXCEPT AS SET FORTH HEREIN.”

5. Conditions of the Purchaser’s Obligations at Closing. The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(b) Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement and in the other Transaction Documents that are required to be performed or complied with by such entity on or before the Closing.

(c) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with and prior to the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

(d) Transaction Documents. The Company shall have executed and delivered to the Purchaser the Transaction Documents.

(e) Title Insurance. The Company shall have made arrangements acceptable to the Purchaser for lender’s title insurance on the Arkansas Mortgage, the Tennessee Deed of Trust and the Alabama Mortgage, and, if applicable, for an Endorsement to the Purchaser’s existing loan policy on the Tuscaloosa property.

(f) Proceedings and Documents. All corporate and other proceedings in connection with the transactions hereunder shall have been taken, and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

6. Conditions of the Company’s Obligations at Closing. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment of each of the following conditions, unless otherwise waived:

(a) Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

(b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser shall have been performed or complied with in all material respects.

(c) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

(d) Transaction Documents. The Purchaser shall have executed and delivered to the Transactions Documents to which it is a party.

7. Indemnification. The Company hereby agrees to indemnify and hold harmless the Purchaser from and against any costs, damages, fees or expenses incurred by Purchaser as a result of any breach of any representation, warranty or covenant by either the Company contained in the Transaction Documents.

8. Right of First Offer. Subject to the terms and conditions specified in this Section 8, until the twelve-month anniversary of the Closing, the Company hereby grants to Purchaser a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 8, the term “Purchaser” includes any entity wholly-owned by Purchaser, and Purchaser shall be entitled to transfer all or a portion of the right of first offer hereby granted to such entity, so long as such transfer does not cause the loss of the exemption under Section 4(2) of the Act or any similar exemption under applicable state securities laws in connection with such sale of Shares by the Company.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock (the “Shares”), the Company shall first make an offering of such Shares to the Purchaser in accordance with the following provisions:

(a) The Company shall deliver a notice in accordance with Section 9.8 (the “Notice”) to the Purchaser stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.

(b) By written notification received by the Company, within ten (10) business days after receipt of the Notice, (i) the Purchaser may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion or exercise of the Note and Warrant(s) then held, by the Purchaser bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all outstanding convertible and exercisable securities), and (ii) the Purchaser may elect to pay all or a portion of the purchase price for such Shares by cancellation of all or a portion of the principal or accrued interest due to Purchaser under the Note.

(c) If all Shares that Purchaser is entitled to obtain pursuant to Section 8(b) are not elected to be obtained as provided in Section 8(b) hereof, the Company may, during the 30-day period following the expiration of the period provided in Section 8(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Purchaser in accordance herewith.

(d) The right of first offer in this Section 8 shall not be applicable to:

(i) the issuance of shares of securities pursuant to a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof);

(ii) the issuance of shares of Common Stock or options therefor to employees, consultants, officers or directors (if in transactions with primarily non-financing purposes) of the Company pursuant to a stock option plan or restricted stock purchase plan approved by the stockholders of the Company and Board of Directors of the Company;

(iii) the issuance of shares of Common Stock (A) in a bona fide, firmly underwritten public offering under the Act, or (B) upon exercise of warrants or rights granted to underwriters in connection with such a public offering;

(iv) the issuance of shares of Common Stock pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date hereof or subsequently issued pursuant to this Section 8;

(v) the issuance of shares of Common Stock in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, each as approved by the Board of Directors of the Company and, if required, the stockholders of the Company;

9. Miscellaneous.

9.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this agreement and the Closing.

9.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Purchaser may assign this Agreement to, without limitation, any entity that it controls (“control” meaning ownership of more than a fifty percent (50%) interest in voting rights.)

9.3 Governing Law; Jurisdiction. This Agreement and all acts and transactions pursuant hereto and the rights, remedies, powers and duties of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without regard to principles of conflicts of laws. Each party consents to the non-exclusive jurisdiction of the courts of the State of California. Each party further consents to service of process in any litigation relating to any Transaction Document by written notice given in accordance with Section 9.8. For purposes of any dispute or controversy arising under this Agreement or the transactions contemplated herein, the parties also mutually consent to the jurisdiction of the courts of the State of California, and the federal district court, Central District of California, and agree that any and all process directed to any of them in any such litigation may be served outside the State of California with the same force and effect as if service had been made within the State of California.

9.4 Waiver of Jury Trial. EACH OF THE COMPANY AND THE PURCHASER HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

9.5  Reference Provision.

(a) In the event that the waiver of jury trial set forth in Section 9.4 above is not enforceable, the Company and the Purchaser elect to proceed under the provisions of this Section 9.5 (the “Reference Provision”).

(b) With the exception of the matters specified in clause (c) below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement will be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in this Agreement, venue for the reference proceeding will be in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

(c) The matters that shall not be subject to a reference are the following:

(i) non-judicial foreclosure of any security interests in real or personal property;

(ii)  exercise of self-help remedies (including, without limitation, set-off);

(iii) appointment of a receiver; and

(iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions).

This Section 9.5 does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the matters described in clauses (iii) and (iv). The exercise of, or opposition to, any of those matters does not waive the right of any party to a reference pursuant to this Section 9.5.

(d) The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP Sec. 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

(e) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to:

(i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee;

(ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference; and

(iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(f) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(g) Except as expressly set forth in this Section 9.5, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(h) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion that would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all Claims of the parties that are the subject of the reference. Pursuant to CCP Sec. 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(i) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act Sec. 1280 through Sec. 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(j) THE PARTIES RECOGNIZE AND AGREE THAT ALL DISPUTES RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM WHICH ARISES OUT OF OR IS RELATED TO THIS AGREEMENT.

9.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

9.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.8 Notices. Any notice required or permitted by this Agreement or any other Transaction Document shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS) as follows:

(i)	if to the Company, at:

Patient Safety Technologies, Inc.
1800 Century Park East, Suite 200
Los Angeles, CA 90067
Attention: Lynne Silverstein, President

(ii)	if to the Purchaser, at:

Steven J. Caspi
3010 Westchester Avenue
Purchase, New York 10577

with a copy to:

Rothschild & Pearl, LLP
245 Main Street, Suite 330
White Plains, New York 10601

Attention: Alan H. Rothschild, Esq.

Any party hereto (and such party’s permitted assigns) may by notice so given change its address for future notices hereunder.

9.9 Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Documents, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

9.10 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 9.10 shall be binding upon the Purchaser and each transferee of the Securities, each future holder of all such Securities and the Company.

9.11 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision, subpart, sentence, phrase or term of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceable provision shall be modified or replaced with a valid and enforceable term or provision that most accurately represents the intent of the parties with respect to the invalid, illegal or unenforceable term.

9.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any of the Securities, upon any breach or default of the Company under any Transaction Document, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under a Transaction Document or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

9.13 Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

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The parties have executed this Secured Convertible Note and Warrant Purchase Agreement as of the date first written above.

COMPANY:

PATIENT SAFETY TECHNOLOGIES, INC.

By:

Name:

Title:

Date Signed:

Address:	1800 Century Park East, Suite 200
Los Angeles, CA 90067
Attention: Lynne Silverstein

PURCHASER:

STEVEN J. CASPI

Date Signed:

Address:	3010 Westchester Avenue
Purchase, New York 10577

SIGNATURE PAGE TO PATIENT SAFETY TECHNOLOGIES, INC.
SECURED CONVERTIBLE NOTE
AND WARRANT PURCHASE AGREEMENT

EXHIBITS

Exhibit A	-	Form of Secured Convertible Promissory Note

Exhibit B	-	Form of PST Warrant

Exhibit C	-	Form of SurgiCount Warrant

Exhibit D	-	Form of Pledge Agreement

Exhibit E	-	Schedule of Exceptions